EXHIBIT 10.50

Cubist Pharmaceuticals, Inc.

Director Compensation

Effective December 18, 2007

Director Compensation

Element	Compensation
Retainer

Chairman of the Board - $24,000
Lead Director - $18,000
Board Member - $12,000
Paid on an annual basis in June in either cash or stock; cash/stock election to be made at March board meeting; pro rated based on number of months served during the 12 months beginning on the prior calendar year’s Annual Meeting Date

Initial Option Grant	10,000 options; vests quarterly on a pro rata basis over 3 years from the grant date
Annual Option Grant	15,000 options granted on the Annual Meeting Date; vests 100% on the first anniversary of the grant date
Board Meetings	$3,000 per meeting (in person) $1,000 per meeting (by phone)
Committee Meetings	$1,000 per meeting (in person or by phone)
Committee Chairmen	$2,000 additional per meeting led
Chairman of the Board	$1,000 additional per Board Meeting led, and 2 times options of outside director
Lead Director	$1,000 additional per Board Meeting led and 1.5 times options of outside director